EXHIBIT 1.5

DIRECTORS AND EXECUTIVE OFFICERS OF

THE ST. PAUL TRAVELERS COMPANIES, INC.,

ST. PAUL FIRE AND MARINE INSURANCE COMPANY,
SPLIT ROCK PARTNERS, LLC,
WINDAMERE III, LLC AND
FOG CITY FUND, LLC

Except as otherwise provided in this Exhibit 1.5, or in Exhibit 1.4 to Amendment No. 4, Exhibit 1.3 to Amendment No. 3, Exhibit 1.2 to Amendment No. 2 or in Exhibit 1.1 to Amendment No. 1, none of the information regarding the individuals affiliated with Split Rock Partners, LLC and Windamere III, LLC has changed since the filing of Exhibit 1 to Schedule 13D dated November 30, 2004.

The names and present principal occupations of the current directors and executive officers of The St. Paul Travelers Companies, Inc. and St. Paul Fire and Marine Insurance Company are set forth below. During the last five years, none of the individuals has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws. All of the individuals listed below are citizens of the United States.

The St. Paul Travelers Companies, Inc.

Name	Position with The St. Paul Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
John H. Dasburg	Director	Chairman and Chief Executive Officer, ASTAR Air Cargo, Inc.	ASTAR Air Cargo, Inc. 2 South Biscayne Blvd., Suite 3663 Miami, FL 33131	0	None

Leslie B. Disharoon	Director	Retired Chairman and President, Monumental Corporation	2715 Farmington Heights Charlottesville, VA 22901	0	None

Janet M. Dolan	Director	Retired Chief Executive Officer and President, Tennant Company	Office of Janet Dolan 7260 University Ave NE Suite 160 Fridley, MN 55432	0	None

Kenneth M. Duberstein	Director	Chairman and Chief Executive Officer, The Duberstein Group, Inc.	The Duberstein Group 2100 Pennsylvania Ave. NW, Suite 500 Washington, DC 20037	0	None

Name	Position with The St. Paul Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Jay S. Fishman	Chairman, Chief Executive Officer, President and Director	Chairman, Chief Executive Officer and President of The St. Paul Travelers Companies, Inc.	The St. Paul Travelers Companies, Inc. 385 Washington Street St. Paul, MN 55102	0	None

Lawrence G. Graev	Director	Chairman, Chief Executive Officer and President, The GlenRock Group, LLC	The GlenRock Group, LLC Tower 56 126 East 56th Street New York, NY 10022	0	None

Thomas R. Hodgson	Director	Retired President and Chief Operating Officer, Abbott Laboratories	225 E. Deerpath Suite 222 Lake Forest, IL 60045	0	None

Robert I. Lipp	Director	Senior Advisor, JPMorganChase	JPMorganChase 270 Park Avenue New York, NY 10017	0	None

Blythe J. McGarvie	Director	President, Leadership for International Finance	Leadership for International Finance 3025 River Oaks Road Williamsburg, VA 23185	0	None

Glen D. Nelson, M.D.	Director	Retired Vice Chairman, Medtronic, Inc.	301 Carlson Parkway, Suite 315 Minnetonka, MN 55305	0	None

Laurie J. Thomsen	Director	Retired General Partner, Prism Venture Partners	235 Nashawtuc Road Concord, MA 01742	0	None

Jay S. Benet	Vice Chairman & Chief Financial Officer	Vice Chairman & Chief Financial Officer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford, CT 06183	0	None

Andy F. Bessette	Executive Vice President – Chief Administrative Officer	Executive Vice President – Chief Administrative Officer of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

Irwin R. Ettinger	Vice Chairman	Vice Chairman of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

William H. Heyman	Vice Chairman & Chief Investment Officer	Vice Chairman & Chief Investment Officer of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

Joseph P. Lacher, Jr.	Executive Vice President – Personal Lines	Executive Vice President – Personal Lines of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

Name	Position with The St. Paul Travelers	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Brian W. MacLean	Executive Vice President & Chief Operating Officer	Executive Vice President & Chief Operating Officer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

Douglas K. Russell	Senior Vice President, Corporate Controller & Treasurer	Senior Vice President, Corporate Controller & Treasurer of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

Kenneth F. Spence, III	Executive Vice President and General Counsel	Executive Vice President and General Counsel of The St. Paul Travelers Companies, Inc.	385 Washington Street St. Paul, MN 55102	0	None

Doreen Spadorcia	Executive Vice President - Claim	Executive Vice President – Claim of The St. Paul Travelers Companies, Inc.	One Tower Square Hartford. CT 06183	0	None

St. Paul Fire and Marine Insurance Company

Name	Position with F&M	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
John J. Albano	Executive Vice President, Commercial Lines	Executive Vice President, Commercial Lines of F&M	One Tower Square Hartford, CT 06183	0	None

Bruce A. Backberg	Sr. Vice President & Corporate Secretary	Sr. Vice President & Corporate Secretary of F&M	385 Washington Street St. Paul, MN 55102	0	None

Jay S. Benet	Vice Chairman & Chief Financial Officer and Director	Vice Chairman & Chief Financial Officer of F&M	One Tower Square Hartford, CT 06183	0	None

Name	Position with F&M	Present Principal Occupation or Employment	Business Address	Shares of Planet Technologies Beneficially Owned	Description of any contract, arrangement, understanding or relationship with respect to any securities of Planet Technologies
Andy F. Bessette	Executive Vice President & Chief Administrative Officer and Director	Executive Vice President & Chief Administrative Officer and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None

William A. Bloom	Senior Vice President & Chief Information Officer	Senior Vice President & Chief Information Officer of F&M	One Tower Square Hartford, CT 06183	0	None

William P. Hannon	EVP, Global Runoff Oper & Bus Conduct Officer	EVP, Global Runoff Oper & Bus Conduct Officer of F&M	One Tower Square Hartford, CT 06183	0	None

William H. Heyman	Vice Chairman & Chief Investment Officer and Director	Vice Chairman & Chief Investment Officer of F&M	385 Washington Street St. Paul, MN 55102	0	None

Michael F. Klein	Senior Vice President, Specialty	Senior Vice President, Specialty of F&M	385 Washington Street St. Paul, MN 55102	0	None

Joseph P. Lacher,, Jr.	Executive Vice President, Personal Lines and Director	Executive Vice President, Personal Lines and Director of F&M	One Tower Square Hartford, CT 06183	0	None

Brian W. MacLean	Chairman, President and Chief Executive Officer and Director	Chairman, President and Chief Executive Officer and Director of F&M	One Tower Square Hartford, CT 06183	0	None

Doreen Spadorcia	Executive Vice President, Claim and Director	Executive Vice President, Claim and Director of F&M	One Tower Square Hartford, CT 06183	0	None

Kenneth F. Spence, III	Executive Vice President & General Counsel and Director	Executive Vice President & General Counsel and Director of F&M	385 Washington Street St. Paul, MN 55102	0	None

Gregory M. Vezzosi	Senior Vice President, Specialty	Senior Vice President, Specialty of F&M	385 Washington Street St. Paul, MN 55102	0	None